Exhibit 10.1
Execution Version

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

This Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement, dated as of October 25, 2007 (this “Amendment”), is entered into among TOUSA, Inc., a Delaware corporation (the “Administrative Borrower”), each Subsidiary Borrower (as defined in the Credit Agreement (as defined below) and, together with the Administrative Borrower, the “Borrowers”), the Lenders and Issuers (each as defined below) and Citicorp North America, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”), and amends the Second Amended and Restated Revolving Credit Agreement dated as of July 31, 2007 (as amended to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Borrowers, the institutions from time to time party thereto as lenders (the “Lenders”), the Issuers (as defined in the Credit Agreement), the Administrative Agent, and the other Agents and Arrangers named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H :

Whereas, the Borrowers, the Lenders and the Issuers party hereto and the Administrative Agent desire to amend the Credit Agreement in order to effect the changes described below;

Now, Therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendments to the Credit Agreement

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Amendment Effective Date” means as of October 22, 2007.

“Designated Period” means the period from the Amendment Effective Date through and including December 31, 2007.

“Minimum Operating Cash Flow” has the meaning set forth in Schedule V.

“Third Quarter Disclosure Events” means the matters described on Schedule III hereto.

“Weekly Cash Flow Budget” means the weekly cash flow budget of the Administrative Borrower and its Subsidiaries set forth on Schedule IV.

(b) Section 1.1 of the Credit Agreement is hereby amended by deleting the pricing grid contained in the definition of Applicable Margin and replacing it with the following :

	Total Leverage		Eurodollar Rate	Base Rate	Letters of
Level	Ratio	Ratings	Loans	Loans	Credit
1	Less than or equal	Bal/BB+ or higher	2.50%	1.00%	2.50%
	to 1.0
2	Greater than 1.0	Ba2/BB	2.60%	1.00%	2.60%
	but less than or
	equal to 1.25
3	Greater than 1.25	Ba3/BB-	3.00%	2.00%	3.00%
	but less than or
	equal to 1.50
4	Greater than 1.50	BI/B+	3.50%	2.50%	3.50%
	but less than or
	equal to 1.75
5	Greater than 1.75	B2/B	5.00%	4.00%	5.00%
	but less than or
	equal to 2.75
6	Greater than 2.75	Caa1/CCC+ or lower	5.25%	4.25%	5.25%

(c) Section 2.1 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything to the contrary contained herein the Lenders shall have no obligation to make Loans hereunder (other than Loans pursuant to Section 2.4(g)) during the Designated Period in excess of an aggregate outstanding amount at any time equal to the lesser of (i) an amount equal to (A) $65,000,000 plus (B) the principal amount of Loans outstanding on the Amendment Effective Date prepaid during the Designated Period pursuant to the last sentence of Section 2.8(b), and (ii) an amount equal to (A) (1) $130,000,000 plus (2) the principal amount of Loans outstanding on the Amendment Effective Date prepaid during the Designated Period pursuant to the last sentence of Section 2.8(b), minus (B) an amount equal to the sum of (1) unpaid Reimbursement Obligations arising during the Designated Period, (2) the aggregate stated amount of Letters of Credit Issued during the Designated Period (not including existing Letters of Credit extended or renewed during the Designated Period but including any increase in stated amount of any Letter of Credit during the Designated Period) and (3) outstanding Loans made during the Designated Period; provided, however, in no event shall the Lenders have any obligation to make Loans hereunder (other than Loans pursuant to Section 2.4(g)) prior to October 30, 2007.”

(d) Section 2.2(a)(ii)(C) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(C) whether any portion of the proposed Borrowing will be of Base Rate Loans of Eurodollar Rate Loans, provided, however, that all proposed Borrowings during the Designated Period shall be Base Rate Loans,”

(e) Section 2.4(a) of the Credit Agreement is hereby amended by adding the following as clause (viii):

“(viii) after giving effect to the Issuance of such Letter of Credit, (A) the aggregate stated amount of Letters of Credit Issued during the Designated Period (not including existing Letters of Credit extended or renewed during the Designated Period but including any increase in stated amount of any Letter of Credit during the Designated Period) plus (B) unpaid Reimbursement Obligations arising during the Designated Period plus (C) all Loans made during the Designated Period shall not exceed an amount equal to (1) $130,000,000 plus (2) the principal amount of Loans outstanding on the Amendment Effective Date prepaid during the Designated Period pursuant to the last sentence of Section 2.8(b).”

(f) Section 2.8(b) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“To the extent that the aggregate amount of Loans made hereunder during the Designated Period plus the stated amount of Letters of Credit Issued during the Designated Period (other than existing Letters of Credit extended or renewed during the Designated Period but including any increase in stated amount of any Letter of Credit during the Designated Period) and Reimbursement Obligations arising during the Designated Period shall exceed an amount equal to the sum of (i) $130,000,000 plus (ii) the principal amount of Loans outstanding on the Amendment Effective Date prepaid during the Designated Period pursuant to the last sentence of this Section 2.8(b), the Borrowers shall within one Business Day repay Loans in an amount equal to such excess. Notwithstanding anything to the contrary contained herein, if at any time during the Designated Period the Borrowers have in excess of $60,000,000 in Unrestricted Cash (determined on a bank cash basis and not book cash basis) at the close of any Business Day, the Borrowers shall, not later than one Business Day thereafter, prepay Loans in an amount equal to such excess, and the provision of Section 2.8(e) shall not apply to any prepayment required to be made pursuant to this sentence.”

(g) Section 2.10(a) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything to the contrary contained herein, during the Designated Period, the Administrative Borrower may not elect (x) to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans or (y) to continue Eurodollar Rate Loans or any portion thereof for an additional Interest Period.”

(h) Section 3.2(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) the representations and warranties set forth in Article IV and in the other Loan Documents (other than the representations and warranties set forth in Section 4.20 of the Credit Agreement with respect to any Loan or Issuance made during the Designated Period) are true and correct on and as of the Effective Date and are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation, and warranties were true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date; and”

(i) Section 4.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“There has been no Material Adverse Change and there have been no events or developments (other than the Transeastern Events or the Third Quarter Disclosure Events) that in the aggregate have had a Material Adverse Effect since December 31, 2006.”

(j) Section 5.1 of the Credit Agreement is hereby amended by adding the following proviso to the end thereof:

“provided however that prior to December 31, 2007, no Default or Event of Default shall exist with respect to the failure by the Administrative Borrower to maintain Tangible Net Worth for the fiscal quarter ended September 30, 2007”

(k) Section 5.2 of the Credit Agreement is hereby amended by inserting the following proviso immediately after the grid set forth therein:

“provided however that prior to December 31, 2007, no Default or Event of Default shall exist with respect to the failure by the Administrative Borrower to maintain the Total Leverage Ratio for the fiscal quarter ended September 30, 2007”

(l) Section 5.3 of the Credit Agreement is hereby amended by inserting the following proviso immediately after the grid set forth therein:

“provided however that prior to December 31, 2007, no Default or Event of Default shall exist with respect to the failure by the Administrative Borrower to maintain the Interest Coverage Ratio for the fiscal quarter ended September 30, 2007 prior to December 31, 2007”

(m) Section 5.4 of the Credit Agreement is hereby amended by adding the following proviso to the end of the first sentence thereof:

“provided however that prior to December 31, 2007, no Default or Event of Default shall exist with respect to the failure by the Administrative Borrower to maintain such ratio for the fiscal quarter ended September 30, 2007”

(n) Section 5.5 of the Credit Agreement is hereby amended by adding the following proviso to the end of the first sentence thereof:

“provided however that prior to December 31, 2007, no Default or Event of Default shall exist with respect to the failure by the Administrative Borrower to maintain such ratio for the fiscal quarter ended September 30, 2007.”

(o) Article V of the Credit Agreement is hereby amended by adding the following as Section 5.7:

“Section 5.7 Minimum Operating Cash Flow.

For the five week period ending November 30, 2007, operating cash flow of the Administrative Borrower minus the stated amount of any Letters of Credit Issued during the Designated Period (other than existing Letters of Credit extended or renewed during the Designated Period but including any increase in stated amount of any Letter of Credit during the Designated Period) in a stated amount in excess of $5,000,000, shall not be less than Minimum Operating Cash Flow. For the purposes of this Section 5.7, operating cash flow of the Administrative Borrower shall mean operating cash flow (determined in a manner consistent with the Weekly Cash Flow Budget) before Asset Sale proceeds, land bank receivables and debt service and financing fees (including fees paid in connection with any amendment of the Loan Documents and the First Lien Term Loan Documents).”

(p) Section 6.1 of the Credit Agreement is hereby amended by adding the following as subsection (n):

“(n) The Administrative Borrower shall furnish to the Administrative Agent on the Wednesday of each calendar week during the Designated Period, a report setting forth in reasonable detail any material variances from the Weekly Cash Flow Budget on the basis of the actual prior week as well on a cumulative basis.”

(q) Article VI of the Credit Agreement is hereby amended by adding the following as Section 6.23:

“Section 6.23 Compliance with Weekly Budget.

The Administrative Borrower shall and shall cause of each of its Subsidiaries to use commercially reasonable efforts to make disbursements in a manner that is consistent with the Weekly Cash Flow Budget. The Administrative Agent may, and shall at the direction of the Requisite Lenders, conduct audits from time to time of the Administrative Borrower’s compliance with such Weekly Cash Flow Budget at the sole cost and expense of the Borrowers. The Administrative Borrower shall conduct a weekly telephone conference call with the Administrative Agent (and its designated representatives, attorneys, consultants and advisors) to discuss the Weekly Cash Flow Budget and any information requested pursuant to Section 6.1(m) (which for the avoidance of doubt, shall include consultation with the Administrative Agent (and its designated representatives, attorneys, consultants and advisors) as to (i) potential restructuring and refinancing proposals under consideration or made by any of the Borrowers and (ii) any material proposals delivered to or received by the Administrative Borrower and its Subsidiaries from any holder or holders of Indebtedness of such Person relating to any amendment, waiver, recapitalization, restructuring, refinancing or other modification of such Indebtedness (a “Restructuring Proposal”) that the Administrative Borrower or such Subsidiary is considering undertaking (and the Administrative Borrower agrees to deliver copies of any term sheets relating to such Restructuring Proposal (unless the Administrative Borrower believes in good faith that delivery of such term sheet would adversely affect the negotiations of such Restructuring Proposal)).”

(r) Section 7.2(i) of the Credit Agreement is hereby amended by inserting adding the following proviso to the end of thereof:

“; provided, however, that, notwithstanding the foregoing, during the Designated Period, the Administrative Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly make “Designated Period Investments” in an aggregate amount that exceeds $10,000,000 (for the purposes of this proviso, the term “Designated Period Investments” shall mean an amount equal to (x) cash Investments (including letters of credit) in, or contributions or loans to, Unaffiliated Joint Ventures and Unaffiliated Unrestricted Subsidiaries minus (y) all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by the Administrative Borrower or any of its Restricted Subsidiaries with respect to Unaffiliated Joint Ventures and Unaffiliated Unrestricted Subsidiaries).”

(s) The Credit Agreement is hereby amended by inserting the schedule attached hereto as Exhibit A as Schedule III of the Credit Agreement.

(t) The Credit Agreement is hereby amended by inserting the schedule attached hereto as Exhibit B as Schedule IV to the Credit Agreement.

(u) The Credit Agreement is hereby amended by inserting the schedule attached hereto as Exhibit C as Schedule V to the Credit Agreement.

Section 2. Reduction of Revolving Credit Commitment

The Administrative Borrower hereby notifies the Administrative Agent that, in accordance with Section 2.5 of the Credit Agreement, it is terminating unused portions of the Revolving Credit Commitments of the Lenders in an amount equal to $50,000,000 effective as of the Effective Date.

Section 3. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall be effective as of October 22, 2007 (the “Amendment Effective Date”), but only when and if each of the following conditions precedent shall have been satisfied or waived by the Administrative Agent (such date being the “Effective Date”):

(i) Executed Counterparts. The Administrative Agent shall have received this Amendment duly executed by each Borrower and the Requisite Lenders, the Issuers and the Administrative Agent.

(ii) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in all respects to the Administrative Agent.

(iii) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(iv) Amendment Fee. Provided that the conditions precedent set forth in this Section 3 shall have been satisfied or waived by the Administrative Agent no later than October 24, 2007, the Administrative Borrower will pay to each Lender who has delivered to the Administrative Agent an executed counterpart of this Amendment no later than October 24, 2007, a fee equal to 50 bps (0.50%) of the Revolving Credit Commitment of such Lender (as reduced by this Amendment). Such fees, if payable, will be paid by the Administrative Borrower on the Business Day following the Effective Date.

(v) Costs and Expenses Paid. The Borrowers shall have paid (A) to the Administrative Agent all fees payable to the Lenders pursuant to clause (iv) above, (B) all costs and invoiced out-of-pocket expenses of the Administrative Agent then due under Section 10.3 of the Credit Agreement, including invoiced expenses incurred in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel) and all other costs, expenses and fees then due under any Loan Document and (C) to CNAI, as Administrative Agent, First Lien Term Loan Administrative Agent and Second Lien Administrative Agent, a retainer equal to $500,000 for the fees and expenses of counsel and the financial advisors to CNAI in such capacities.

(vi) Pro forma Borrowing Base Adjustment. The Administrative Agent shall have received a pro forma manual update of the Borrowing Base calculation set forth in the Borrowing Base Certificate for the period ending August 30, 2007, which shall approximate changes as a result of: (A) impairments to GAAP values of Borrowing Base Assets as of September 30, 2007, (B) sales and other partial releases of Mortgaged Property through a recent date, (C) cash updated through a recent date and (D) outstanding Letters of Credit and outstanding Loans through a recent date, which shall be in a format reasonably satisfactory to the Administrative Agent.

Section 4. Representations and Warranties

On and as of the Effective Date, after giving effect to this Amendment, each Borrower hereby represents and warrants to the Administrative Agent and each Lender and Issuer as follows:

(i) this Amendment has been duly authorized, executed and delivered by each Borrower and constitutes the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with its terms and the Credit Agreement as amended by this Amendment and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law;

(ii) each of the representations and warranties contained in Article IV of the Credit Agreement and each other Loan Document (other than the representations and warranties set forth in Section 4.20 of the Credit Agreement) is true and correct in all material respects on and as of the Effective Date, as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents and waivers set forth herein; and

(iii) no Default or Event of Default has occurred and is continuing.

Section 5. Reference to the Effect on the Loan Documents

(a) As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment Effective Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrowers, Joint Lead Arrangers or the agents under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

(e) Each Subsidiary Borrower hereby reaffirms its obligations as a Guarantor under the Guaranty in all respects.

Section 6. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law

This Amendment and the rights and obligations of the parties shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 9. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 10. Release

Upon the Effective Date, the Administrative Borrower and each Subsidiary Borrower hereby absolutely and unconditionally releases, acquits and forever discharges the Administrative Agent, the Issuers and each Lender (other than any Non-Funding Lender) from any and all manner of claims, demands, actions, causes of action and damages that the Administrative Borrower or any Subsidiary Borrower may have as of the Effective Date on account of or in any way arising out of any and all damages or consequences of any act or omission related to this Amendment or the Credit Agreement or the transactions contemplated hereby or thereby; provided, however, such release does not constitute a release of claims of third parties or claims arising under chapter 5 of title 11 of the United States Code.

Section 11. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 12. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 13. Waiver of Jury Trial

Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers, trustees and general partners thereunto duly authorized, as of the date first written above.

TOUSA, INC., as the Administrative Borrower
By:/s/Stephen M. Wagman
Name: Stephen M. Wagman
Title: Chief Financial Officer

Subsidiary Borrowers:
ENGLE/GILLIGAN, LLC
ENGLE HOMES COMMERCIAL CONSTRUCTION, LLC
ENGLE HOMES RESIDENTIAL CONSTRUCTION, L.L.C.
ENGLE/JAMES LLC
ENGLE SIERRA VERDE P4, LLC
LB/TE #1, LLC
LORTON SOUTH CONDOMINIUM, LLC
MCKAY LANDING LLC
NEWMARK HOMES, L.L.C.
NEWMARK HOMES PURCHASING, L.P.
NEWMARK HOMES, L.P.
PREFERRED BUILDERS REALTY, INC.
SILVERLAKE INTERESTS, L.C.
TOI, LLC
TOUSA, LLC
TOUSA ASSOCIATES SERVICES COMPANY
TOUSA HOMES, INC.
TOUSA HOMES, L.P.
TOUSA HOMES INVESTMENT #1, INC.
TOUSA HOMES FLORIDA, L.P.
TOUSA HOMES INVESTMENT #2, INC.
TOUSA HOMES INVESTMENT #2, LLC
TOUSA REALTY, INC.
TOUSA INVESTMENT #2, INC.
TOUSA HOMES ARIZONA, LLC
TOUSA HOMES COLORADO, LLC
TOUSA HOMES NEVADA, LLC
TOUSA HOMES MID-ATLANTIC HOLDING, LLC
TOUSA HOMES MID-ATLANTIC, LLC
TOUSA MID-ATLANTIC INVESTMENT, LLC
TOUSA/WEST HOLDINGS, INC.
By:/s/ Paul Berkowitz
Name: Paul Berkowitz
Title: Executive Vice President

Subsidiary Borrowers (continued):
NEWMARK HOMES BUSINESS TRUST
By: /s/ Paul Berkowitz
Name: Paul Berkowitz
Title: Co-Managing Trustee
By: /s/ Stephen M. Wagman
Name: Stephen M. Wagman
Title: Co-Managing Trustee
By: /s/ Russell Devendorf
Name: Russell Devendorf
Title: Co-Managing Trustee

Subsidiary Borrowers:
ENGLE HOMES DELAWARE, INC.
TOUSA DELAWARE, INC.
TOUSA FUNDING, LLC
By:/s/Paul Berkowitz
Name: Paul Berkowitz
Title:	President

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and a Lender

By: /s/ Tucker R. Borden
Name: Tucker R. Borden
Title:VP

CITIBANK, N.A., as an Issuer

By: /s/ Tucker R. Borden
Name: Tucker R. Borden
Title: VP

By: /s/ Susan LeFevre
Name: Susan LeFevre
Title:VP

By: /s/ John P. McDonagh
Name: John P. McDonagh
Title: Managing Director

By: /s/ R. Scott Holtzapple
Name: R. Scott Holtzapple
Title: SVP

BANK OF AMERICA, as a Lender

By: /s/ Jonathan M. Barnes
Name: Jonathan M. Barnes
Title:VP

By: /s/ Roy D. Tanis
Name: Roy D. Tanis
Title:SVP

By: /s/ Harve Light
Name: Harve Light
Title:VP

By: /s/ Johanna Duke Paley
Name: Johanna Duke Paley
Title: SVP

By: /s/ Christopher Santana
Name: Christopher Santana
Title: Managing Principal

By: /s/ Anthony Yoseloff
Name: Anthony Yoseloff
Title:General Partner of MH Davidson & Co., General Partner of DK Acquisition Partners,
L.P.

By: /s/ Dan M. Killian
Name: Dan M. Killian
Title: SVP

By: /s/ Marie-Edith Dugeny
Name: Marie-Edith Dugeny
Title: Managing Director

By: /s/ Timothee Deupont
Name: Timothee Deupont
Title:Associate

By: /s/ Gary L. Wimer
Name: Gary L. Wimer
Title: EVP

By: /s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

By: /s/ David B. Julie
Name: David B. Julie
Title:Associate Director

By: /s/ Greg Wilson
Name: Greg Wilson
Title: VP